Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

AMBRX BIOPHARMA, INC.

(THE CORPORATION)

INCORPORATED UNDER THE LAWS

OF THE STATE

OF

DELAWARE

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ARTICLE V
SHARES		8

5.1	Regulation	8
5.2	Form of Share Certificate	8
5.3	Loss of Share Certificate	8
5.4	Transfer of Shares	8

ARTICLE VI
EXECUTION OF INSTRUMENTS		9

6.1	Execution of Instruments by Officers	9
6.2	Execution Authority by Board Resolution	9

ARTICLE VII
VOTING UPON SHARES HELD BY THE CORPORATION		9

ARTICLE VIII
FISCAL YEAR		10

ARTICLE IX
WAIVER OF NOTICE		10

ARTICLE X
AMENDMENT OF BY-LAWS		10

ARTICLE XI
INDEMNIFICATION OF DIRECTORS AND OFFICERS		10

11.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	10
11.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	11
11.3	Authorization of Indemnification	11
11.4	Good Faith Defined	11
11.5	Indemnification by a Court	12
11.6	Expenses Payable in Advance	12
11.7	Nonexclusivity of Indemnification and Advancement of Expenses	12
11.8	Insurance	13
11.9	Certain Definitions	13
11.10	Survival of Indemnification and Advancement of Expenses	14
11.11	Limitation on Indemnification	14
11.12	Indemnification of Employees and Agents	14

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ARTICLE I

MEETINGS OF SHAREHOLDER(S)

1.1	Annual Meeting.

The Corporation shall hold an Annual Meeting of Shareholder(s) (the Annual Meeting) for the purpose of electing members of the Board of Directors (the Board) and for the transaction of all other business that is properly brought before the meeting or otherwise required by law. The Annual Meeting shall be held at such time and place within or without the State where the Corporation is incorporated, or, to the extent provided by law, in part or solely by means of remote communication, as may be fixed by the Board as designated in the Notice of Annual Meeting or waiver of notice thereof. No Annual Meeting shall be required if all actions required by law to be taken at the Annual Meeting, including the election of Directors, are taken by written consent in lieu of a meeting pursuant to Section 1.8 hereof.

1.2	Special Meetings.

A special meeting of the shareholder(s) may be called for any purpose at any time by the Board, the Chairman of the Board, the President, a Senior Executive Officer, or the Secretary of the Corporation, or by one or more shareholders holding a majority of the aggregate voting power of the shares issued and outstanding. Such special meeting shall be held at such time and place within or without the State where the Corporation is incorporated, or, to the extent provided by law, in part or solely by means of remote communication, as designated in the Notice of Special Meeting or waiver of notice thereof.

1.3	Notices of Meetings.

(a)

Notices. At least ten (10) days but not more than sixty (60) days prior to the date designated for the holding of any meeting of the shareholder(s), written or electronic notice of the time, place and purpose of such meeting shall be delivered by mail, electronic mail or other form of recorded communication, or delivered personally or by telephone to each shareholder entitled to vote at such meeting.

(b)

Service of Notice. A notice of meeting shall be deemed duly served when (i) deposited in the United States Mail with postage fully paid and plainly addressed to the shareholder at the latest address appearing in the share records of the Corporation, or (ii) given by a form of electronic transmission consented to by the shareholder to whom notice is given.

(c)	Waiver of Notice. Such notice may be waived in accordance with the terms of Article IX hereof.

1.4	Quorum.

At any meeting of the shareholder(s), the holders of a majority of the aggregate voting power of the shares issued and outstanding entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum, except as provided by law or by the Certificate of Incorporation or Articles of Incorporation, as applicable (the Charter).

1.5	Majority Vote Required.

When a quorum is present at any meeting of shareholders, the affirmative vote of the majority of the aggregate voting power of the shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall constitute the act of the shareholders, unless a different affirmative vote threshold is required either by express provision of law, the Charter, or these By-Laws, in which case such express provision shall govern and control.

1.6	Voting.

(a)

Eligibility to Vote. Each shareholder shall have one vote for each share entitled to be voted as provided in the Charter, or as provided by law, and registered by name on the books of the Corporation as of the designated record date, if any.

(b)

Manner of Voting. At any meeting of the shareholder(s), each shareholder shall be entitled to vote either in person or by proxy appointed by instrument in writing subscribed by such shareholder or by its duly authorized attorney or agent and delivered to the Secretary at the meeting.

1.7	Record Date.

The Board may, but shall not be required to, designate a record date in advance of, but not exceeding, twenty (20) days preceding the date of any meeting of shareholder(s). If a record date is designated, only shareholders of record on such date shall be entitled to such notice of and to vote at such meeting, or to receive payment of dividends, or allotment of rights or to exercise such rights with respect to any such change, conversion or exchange of share capital, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date but prior to the date of such meeting.

1.8	Action by Written Unanimous Consent.

Unless otherwise provided in the Charter, any action required to be taken or which may be taken at any meeting of the shareholder(s) of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, including electronic or other form of recorded communication as permitted by law, setting forth the action so taken, is signed and delivered to the Corporation by all shareholder(s) entitled to vote at such meeting.

ARTICLE II

BOARD OF DIRECTORS

2.1	Number, Election and Term of Office.

The number of Directors of the Corporation shall be not less than one nor more than twenty, as determined by the Board from time to time.

Except as otherwise provided by law, each Director shall be elected at the Annual Meeting, and shall hold office until a successor is duly elected and qualified, or until such earlier resignation, removal or termination of employment by the Corporation or an affiliate thereof.

2.2	Resignation, Removal and Vacancies.

Any Director may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, the President, a Senior Executive Officer, or the Secretary of the Corporation. Such notice may be written, electronic or by other form of recorded communication as permitted by law and shall take effect at the time specified therein, or at the time it is accepted by action of the Board.

Any one Director, or the Board in its entirety, may be removed with or without cause at any time by the holders of a majority of the shares then entitled to vote at an election of Directors, or by written consent of the shareholder(s) pursuant to Section 3.7 hereof.

Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of Directors shall be filled by appointment made by a majority of the Directors then in office.

2.3	General Powers.

The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things required or as provided by law, by the Charter or by these By-Laws.

2.4	Committees and Delegation of Powers.

(a)

Committees of the Board. The Board may appoint, from among its members, from time to time one or more committees, each committee to have such name or names and to have such powers and duties as may be determined from time to time by the Board. All committees shall report to the Board. The Board shall have the power to fill vacancies in, to change the membership of, or to dissolve any committee. Each committee may hold meetings and make rules for the conduct of its business and appoint such sub-committees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for all purposes and at all meetings.

(b)

Delegation of Powers. The Board may delegate to an officer or committee any duties that are authorized or required to be executed during the intervals between meetings of the Board, and such officer or committee shall report to the Board when and as required by the Board.

2.5	Designation of Depositories.

The Board shall designate or delegate to the Treasurer, or such other officer as it deems advisable, the responsibility to designate one or more trust companies, or banks, in which shall be deposited the moneys and securities of the Corporation.

2.6	Power to Establish Divisions.

The Board may establish administrative or operating divisions (each, a Division) of the Corporation. Each Division may have a management board (the Management Board), which shall be appointed by the Board, the Chairman, the President, or a Senior Executive Officer of the Corporation. The Management Board may appoint officers of the Division, including a non-executive Chairman, one or more non-executive Vice Chairmen, a President, one or more Vice Presidents, a Treasurer, one or more Assistant.

Treasurers, a Secretary, one or more Assistant Secretaries, and such other Senior Executive Officers of the Division as the Management Board may determine necessary or desirable.

Unless otherwise limited by the Board, the Management Board and the officers of the Division shall perform the same duties and, except for the power to designate depositories, shall have the same powers as to their Division as pertain, respectively, to the Board and the officers of the Corporation. The powers granted to the officers of the Division in the preceding sentence include, without limitation, the power to execute and deliver on behalf of the Division, contracts, conveyances and other instruments. Such power and any other powers granted to the Division or its Management Board in this Section shall at all times be subject to the authority granted by the Board of the Corporation, and may be amended or withdrawn by the Board at any time.

2.7	Dissolution of a Division.

The Board shall have the power at any time to dissolve a Division by a quorum of Directors of the Corporation.

ARTICLE III

MEETINGS OF THE BOARD OF DIRECTORS

3.1	Regular Meetings.

Regular meetings of the Board may be held at such places and times, either within or without the State where the Corporation is incorporated, as the Board may from time to time determine.

3.2	Special Meetings.

Special meetings of the Board may be held at such places and times as may be determined by the Chairman of the Board, by the President, a Senior Executive Officer, or the Secretary of the Corporation, or by a majority of the Board.

3.3	Notice of Meetings.

(a)

Notice Required. If so determined by a quorum of the Board, no advance notice need be given; in the absence of such determination, then, at least two (2) days prior to the day of holding any regular or special meeting of the Board, notice of the time, place and purpose of such meeting shall be delivered personally to each member of the Board either by mail, electronic mail, telephone, or other form of recorded communication.

(b)	Waiver of Notice. Notice may be waived in accordance with Article IX hereof.

3.4	Quorum.

A majority of the Board shall constitute a quorum for all purposes and at all meetings unless otherwise required by law.

3.5	Participation.

Unless otherwise restricted by the Charter or these By-Laws, Directors may participate in a meeting of the Board by means of teleconference or similar communication by which all persons participating in the meeting are able to communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting.

3.6	Manner of Acting.

The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board.

3.7	Action by Written Unanimous Consent.

Unless otherwise restricted by the Charter or these By-Laws, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if all members of the Board consent in writing setting forth the actions so taken (the Consent). The Consent shall be signed by each Director, in writing or by electronic or other form of recorded communication and delivered to the Corporation and filed with the books and records of the Corporation.

ARTICLE IV

OFFICERS

4.1	Enumeration of Officers.

In accordance with the laws of the state of incorporation, the officers of the Corporation may consist of a non-executive Chairman of the Board, one or more non-executive Vice Chairmen of the Board, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, and such other Senior Executive Officers as from time to time shall be designated and elected by the Board as set forth in Section 4.2 hereof. Any two or more offices may be held by the same person, and except as provided by law, the Board may leave any office unfilled for such period as it may deem proper in its discretion.

4.2	Term of Office, Resignation and Removal.

(a)

All officers of the Corporation shall be duly elected by the Board and shall hold office for such term as prescribed by the Board. Each officer shall hold office until a successor has been duly elected and qualified or until resignation, removal or termination of employment by the Corporation or an affiliate thereof.

(b)

Any officer may resign at any time by giving written notice of resignation to the Board, the President, a Senior Executive Officer, or the Secretary of the Corporation. Such notice may be written, electronic or by other form of recorded communication as permitted by law and shall take effect at the time specified therein, or at the time it is accepted by action of the Board.

(c)

Any officer shall be deemed to have resigned upon termination of employment by the Corporation or an affiliate thereof, and such resignation shall take effect upon the date of termination or such other time as determined by action of the Board.

(d)	All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board, with or without cause, by the affirmative vote of a majority of the Board.

4.3	Authority and Duties of Officers.

(a)

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws or, to the extent not so provided, by the Board.

(b)	Chairman of the Board (Non-Executive).

The Chairman of the Board (the Chairman) shall be a non-executive office. The Chairman shall preside at all meetings of shareholder(s) and Directors. Except where the signature of the Chairman is required by law or when expressly authorized by the Board, the Chairman shall not possess the power to sign certificates, contracts or other instruments of the Corporation. During the absence or disability of the President, the Chairman shall designate another officer to exercise all powers and discharge all duties of the President. The Chairman shall perform such other duties as the Board shall designate from time to time.

(c)	Vice Chairman of the Board (Non-Executive).

A Vice Chairman of the Board (the Vice Chairman) shall perform the duties and have the powers of the Chairman during the absence or disability of the Chairman and shall also perform such other duties as the Board shall designate from time to time. The office of Vice Chairman shall be a non-executive office without the power to sign certificates, contracts or other instruments of the Corporation.

(d)	President.

The President shall be the Chief Executive Officer of the Corporation and shall have general charge and supervision of the business and affairs of the Corporation and shall have all powers and shall perform all duties commonly incident to and vested in the office of president of a Corporation. In the absence of the Chairman and any Vice Chairmen, the President shall preside at all meetings of the shareholder(s) and of the Board. The President shall also perform such other duties as the Board shall designate from time to time.

(e)	Vice President.

A Vice President shall perform the duties and have the powers of the President during the absence or disability of the President and shall perform such other duties and have such other powers as the Board or the President shall designate from time to time.

(f)	Treasurer.

The Treasurer shall have the care and custody of the funds of the Corporation, and shall have and exercise, under the supervision of the Board, all powers and duties commonly incident to and vested in the office of the Treasurer. The Treasurer shall (i) deposit all funds of the Corporation in such trust company or trust companies, or bank or banks, as the Board shall designate from time to time, (ii) endorse for deposit or collection all checks, notes and drafts payable to the Corporation or to its order, and make drafts on behalf of the Corporation, and (iii) keep accurate books of accounts of the Corporation’s transactions. Such books shall be the property of the Corporation, and together with all its property in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Board. The Treasurer shall also perform such other duties as the Board may designate from time to time.

(g)	Assistant Treasurer.

An Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer during the absence or disability of the Treasurer and shall perform such other duties and exercise such other powers as the Board or Treasurer shall designate from time to time.

(h)	Secretary.

The Secretary shall, to the extent practicable, attend all meetings of the shareholder(s) and of the Board, and shall keep and preserve in the books and records of the Corporation true minutes of the proceedings of all such meetings. The Secretary shall (i) keep the Corporation’s share book, share ledger and share transfer book, (ii) shall prepare, issue, record, transfer and cancel share certificates as required by the proper transactions of the Corporation and of its shareholder(s), (iii) have the custody of all corporate books and records of the Corporation, (iv) give all notices required by statute, by the Charter or the By-Laws, and (v) keep custody of the seal of the Corporation. The Secretary shall have authority to affix the Corporation’s seal to all instruments where required, and when so affixed it shall be attested by the Secretary’s signature or by the signature of any other officer. The Secretary shall have all powers and shall perform all duties commonly incident to and vested in the office of Secretary of a corporation, and shall also perform such other duties as the Board shall designate from time to time.

(i)	Assistant Secretary.

An Assistant Secretary shall perform the duties and have the powers of the Secretary during the absence or disability of the Secretary and shall perform such other duties and have such other powers as the Board or Secretary shall designate from time to time.

(j)	Senior Executive Officers.

The Board may from time to time designate and elect such other Senior Executive Officers as the business of the Corporation may require, with titles such as, but not limited to, “General Manager”, “Chief Scientific Officer”, “Chief Medical Officer”, “Head of....”, “Director of....”. Each Senior Executive Officer shall hold office for such period, have such authority, and perform such duties in the management of the business of the Corporation as are provided for in Article IV hereof for similar executive officer roles, or as the Board may from time to time determine. Any duly elected Senior Executive Officer is authorized to execute documents and agreements on behalf of the Corporation as set forth in Article VI hereof.

ARTICLE V

SHARES

5.1	Regulation.

Except as otherwise required by these By-Laws or provided by law, the Board may make such rules and regulations as it may deem expedient, governing the issue, transfer and registration of shares of the Corporation.

5.2	Form of Share Certificate.

(a)

Except as set forth in Section 5.2(b) hereof, each holder of shares of the Corporation shall be entitled to a share certificate signed by the President or a Vice President, and also by the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, or as otherwise provided by law. The share certificates shall be in such form as shall be prescribed by the Board in accordance with the laws of the state of incorporation.

(b)

If the law of the state of incorporation permits, the Board may designate that some or all shares of the Corporation be represented by uncertificated shares. Such uncertificated shares shall be issued in compliance with statutory requirements and recorded in the books and records of the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to the rights and obligations of certificated shares of the same class.

5.3	Loss of Share Certificate.

In the case of loss, mutilation or destruction of an issued and outstanding share certificate, a duplicate certificate may be issued upon such terms as the Board may prescribe.

5.4	Transfer of Shares.

Shares of the Corporation shall be transferred on the books of the Corporation only by the holder of such shares in person or by power of attorney upon surrender and cancellation of a certificate or of certificates for an equivalent number of shares.

ARTICLE VI

EXECUTION OF INSTRUMENTS

6.1	Execution of Instruments by Officers.

(a)

Any duly elected officer, including, but not limited to, the President, any Vice President, the Treasurer, any Assistant Treasurer, any Senior Executive Officer, the Secretary or any Assistant Secretary, is authorized to execute and deliver documents and agreements in the name and on behalf of the Corporation regarding the management and affairs of the Corporation pertaining to their respective duties as further defined in these By-Laws, including but not limited to contracts, agreements, instruments, powers of attorney, deeds, mortgages, bonds, debentures, checks, drafts, transfers and contributions of equity; capital contributions; stock certificates, asset transfers; changes to charter documents of subsidiaries; formation or dissolution of subsidiaries; subsidiary merger approvals; and establishment and closings of branch or resident offices.

(b)

If the execution of a document has been authorized by the Board without specification as to the executing officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, any Senior Executive Officer, the Secretary or any Assistant Secretary may execute such document in the name and on behalf of the Corporation, and if required the Secretary or an Assistant Secretary may affix the corporate seal thereto.

6.2	Execution Authority by Board Resolution.

Except as otherwise provided in these By-Laws, the Board shall have the power to designate and may authorize by resolution any such officer, employee or agent of the Corporation or an affiliate thereof who shall have power to execute and deliver documents and agreements in the name and on behalf of the Corporation, including but not limited to the documents set forth in 6.1(a) hereof.

ARTICLE VII

VOTING UPON SHARES HELD BY THE CORPORATION

Unless otherwise ordered by the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, any Senior Executive Officer, the Secretary and any Assistant Secretary shall have full power and authority on behalf of the Corporation to attend, to act at, to sign documents (i.e., any contract, conveyance, proxy or other instrument relating to shares held by the Corporation) and to vote at any meeting of shareholder(s) of any legal entity in which the Corporation may hold shares, and at any such meeting shall possess, and may exercise all rights and powers incident to the ownership of such shares which any owner thereof might have possessed and exercised if present. The Board, by resolution, may confer like powers upon any other person or persons.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall end on the Sunday closest to the end of the calendar month of December and shall begin on the Monday following that Sunday unless otherwise provided by the Board.

ARTICLE IX

WAIVER OF NOTICE

Whenever any notice is required to be given by these By-Laws or the Charter of the Corporation or as provided by law, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by electronic mail or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given. In such event, notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X

AMENDMENT OF BY-LAWS

As provided by law or the Charter, these By-Laws may be adopted, amended or repealed by the shareholders or by the Board in any manner not inconsistent with the laws of the state of incorporation or the Charter, including any By-Law designating the number of Directors, provided that the Board shall not make, alter, amend or repeal any By-Laws designating the qualification or term of office of any member or members of the then existing Board.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

11.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

Subject to Section 11.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

11.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 11.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

11.3	Authorization of Indemnification.

Any indemnification under this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 11.1 or Section 11.2 hereof, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

11.4	Good Faith Defined.

For purposes of any determination under Section 11.3 hereof, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 11.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 11.1 or Section 11.2 hereof, as the case may be.

11.5	Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 11.3 hereof, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 11.1 or Section 11.2 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 11.1 or Section 11.2 hereof, as the case may be. Neither a contrary determination in the specific case under Section 11.3 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 11.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

11.6	Expenses Payable in Advance.

Expenses (including attorneys’ fees) incurred by a current or former director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XI. Such expenses (including attorneys’ fees) incurred by other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

11.7	Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 11.1 or Section 11.2 hereof shall be made to the fullest extent permitted by law. A right to indemnification or to advancement of expenses arising under a provision of the Charter or these By-Laws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Charter or these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred. The provisions of this Article XI shall not be deemed to preclude the indemnification of any person who is not specified in Section 11.1 or Section 11.2 hereof but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.

11.8	Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XI. For purposes of this Section 11.8, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company in accordance with the requirements of Section 145(g) of the DGCL.

11.9	Certain Definitions.

For purposes of this Article XI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article XI shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article XI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XI.

11.10	Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

11.11	Limitation on Indemnification.

Notwithstanding anything contained in this Article XI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 11.5 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

11.12	Indemnification of Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XI to directors and officers of the Corporation on such terms and subject to such conditions as determined by the Board.